Grant No.

                       VIRUTAL FINANCIAL SERVICES, INC.
                     2000 STOCK OPTION AND INCENTIVE PLAN
                            STOCK OPTION AGREEMENT


            Virtual Financial Services, Inc., an Indiana corporation (the "Corporation") and the undersigned Optionee hereby enter into this Stock Option Agreement pursuant to which the Optionee is granted an option to purchase shares of the Corporation's common stock pursuant to the variable terms set forth on this page ("Grant Notice") and the remaining terms and conditions set forth in this Stock Option Agreement (in the aggregate, the "Agreement"):

            Optionee:_____________________________________________________
            --------
            Grant Date: __________________________________________________
            ----------
            Vesting Commencement Date:____________________________________
            -------------------------
            Exercise Price: $_________________________________  per share
            --------------
            Number of Option Shares:__________________________________ share
            -----------------------
            Expiration Date: _______________________________________________
            ---------------

            Type of Option:  ______________ Incentive Stock Option
            --------------   ______________ Non-Statutory Stock Option

            Exercise Schedule: The option shall become exercisable with respect to: (i) ten percent (10%) of the Option Shares upon the Optionee's completion of one year of Service measured from the Vesting Commencement Date; (ii) an additional fifteen percent (15%) of the Option Shares upon completion of the second year of the Optionee's Service measured from the Vesting Commencement Date; (iii) an additional twenty-five percent (25%) of the Option Shares upon the Optionee's completion of the Optionee's third year of Service measured from the Vesting Commencement Date; and
            (iv) the remaining fifty percent (50%) of the Option Shares upon completion of the Optionee's fourth year of Service measured from the Vesting Commencement Date. In no event shall the option become exercisable for any additional Option Shares after the Expiration Date.

RECITALS


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      A.    The Board has adopted the Plan for the purpose of retaining the
Services of employees, directors, consultants and advisors who provide valuable services to the Corporation (or any Parent or Subsidiary).

      B. The Optionee is an individual who is to render such services to the Corporation (or a Parent or Subsidiary), and this Agreement is executed pursuant to, and is intended to carry out the purposes of the Plan.

      C. All capitalized terms in this Agreement shall have the meanings assigned to them in the Plan or the attached Appendix.

            NOW, THEREFORE, it is hereby agreed as follows:

      1. Grant of Option. The Corporation hereby grants to the Optionee, as of the Grant Date, an option to purchase up to the number of Option Shares specified in the Grant Notice. The Option Shares shall be purchasable from time to time during the option term specified in paragraph 2 at the Exercise Price.

      2. Option Term. This option shall have a term of ten (10) years measured from the Grant Date and shall accordingly expire at the close of business on the Expiration Date, unless sooner terminated in accordance with paragraph 5 or 15.

      3. Limited Transferability. This option shall be neither transferable nor assignable by the Optionee other than by will or by the laws of descent and distribution following the Optionee's death and may be exercised, during the Optionee's lifetime, only by the Optionee. However, if this option is designated a Non-Statutory Option in the Grant Notice, then this option may also be assigned in accordance with the terms of a Qualified Domestic Relations Order. If so assigned, the assigned option shall be exercisable only by the person or persons who acquire a proprietary interest in the option pursuant to such Qualified Domestic Relations Order. The terms applicable to the assigned option (or portion thereof) shall be the same as those in effect for this option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

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4.    Dates of Exercise.

            (a) This option shall become exercisable for the Option Shares in a series of installments as specified in the Grant Notice. As the option becomes exercisable for one or more installments, those installments shall accumulate, and the option shall remain exercisable for the accumulated installments until the Expiration Date or sooner termination of the option term under paragraph 5 or 15.

            (b) This option shall vest in full and become immediately exercisable upon a Change in Control and shall remain exercisable in accordance with the terms of subparagraph 5(c) of this Agreement.

5.    Cessation of Service.

            (a) Except to the extent otherwise provided pursuant to subparagraphs 5(b) and 5(c) below, the following provisions shall govern the exercise period applicable to this option:

                  (i) If the Optionee is an Employee, should the Optionee cease to remain in Service for any reason other than Disability, death or a termination of employment for cause, then the period during which this option is to remain exercisable shall be limited to the three
      (3)-month period following the date of such cessation of Service.

                  (ii) If the Optionee is an Employee, should the Optionee cease to remain in Service by reason of Disability, then the period during which this option is to remain exercisable shall be limited to the twelve (12)-month period following the date of such cessation of Service.

                  (iii) If the Optionee is an Employee, should the Optionee cease to remain in Service by reason of death of the Optionee, then the period during which this option is to remain exercisable shall be limited to the twelve (12)-month period following the date of the Optionee's death. During such period, this option may be exercised by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution.

                  (iv) If an Optionee ceases to remain in Service by reason of a termination of employment for cause, then this option shall terminate immediately and cease to be outstanding.

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                  (v)   If the Optionee is a non-employee director,
      consultant or advisor to the Corporation, should the Optionee cease to remain in Service for any reason other than for cause, then the period during which this option is to remain exercisable shall be limited to the twelve (12) month period following the date of such cessation of Service.

                  (vi) Under no circumstances, however, shall this option be exercisable after the specified Expiration Date.

                  (vii) Subject to subparagraph 5(b), below, during the applicable exercise period, an option may not be exercised in the aggregate for more than the number of Option Shares for which the option is exercisable on the date of the Optionee's cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be exercisable for any vested shares for which the option has not been exercised. Subject to the provisions of subparagraph 5(b), below, an option shall, immediately upon the Optionee's cessation of Service for any reason, terminate and cease to be outstanding with respect to any Option Shares for which the option is not then exercisable.

            The Plan Administrator shall determine whether a termination is for cause, and its determination shall be binding and conclusive. To the extent the Optionee's Service with the Corporation is governed by an agreement with the Corporation at the time of the Optionee's termination, the Plan Administrator shall use the definition of "cause" set forth in such agreement for purposes of making such determination.

            (b) To the extent permitted by the Code, the Plan Administrator shall have the power and discretionary authority, exercisable at any time while the option remains outstanding,

                  (i) to extend the period of time for which the option is to remain exercisable following the Optionee's cessation of Service from the limited period in effect under subparagraph 5(a) to such greater period of time as the Plan Administrator shall deem appropriate; provided, that in no event shall such option be exercisable after the specified expiration date of the option term; and/or

                  (ii) to permit one or more options held by the Optionee under this Stock Option Agreement to be exercised, during the limited exercise period applicable under subparagraph 5(a), not only with respect to the number of shares of Common Stock for which each such option is vested and exercisable at the time of the Optionee's cessation of Service but also with respect to some or all of the additional shares of


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          Common Stock for which the option would have otherwise become vested and exercisable had such cessation of Service not occurred.

            (c) In the event of a Change in Control as defined in either subparagraph (3) or (4) of paragraph C of the Appendix to this Agreement, at least fifteen days before the shareholder approval of the Change in Control, the Corporation shall notify each Optionee holding outstanding options whether any options held by the Optionee will become fully vested and exercisable pursuant to the terms hereof and Optionee will then have 10 days after receipt of such notice to exercise the option, in whole or in part, such exercise to become effective upon consummation of the transaction underlying the Change in Control.

      6.    Right of First Refusal.

            (a) Grant. Until the Corporation's Section 12(g) Registration Date and during any time that the Common Stock is not publicly traded, the Corporation is hereby granted a right of first refusal (the "First Refusal Right"), exercisable in connection with any proposed sale of any Option Shares which were purchased ("Purchased Shares") under this option by the Optionee (hereinafter referred to as "Owner"). While the First Refusal Right is in effect, Owner shall not make any transfer of Purchased Shares except as provided in this paragraph 6 and any transfer of the Purchased Shares other than in compliance with the provisions of this paragraph 6 shall be null and void. For purposes of this paragraph 6, "transfer" shall include any sale, assignment, pledge, encumbrance or other disposition of the Purchased Shares intended to be made by Owner.

            (b) Notice of Intended Disposition. In the event Owner desires to accept a bona fide third-party offer for the sale of any or all of the Purchased Shares (the Purchased Shares subject to the offer hereinafter referred to as "Target Shares"), Owner shall promptly, (i) deliver to the Corporation written notice (the "Disposition Notice") of the terms of the offer, including the purchase price and the identity of the third-party offeror, and (ii) provide satisfactory proof that the disposition of the Target Shares to such third-party offeror would not be in contravention of federal or state securities laws or the provisions of this Stock Option Agreement.

            (c) Exercise of First Refusal Right. The Corporation shall, for a period of twenty-five (25) days following receipt of the Disposition Notice, have the right to repurchase all, but not less than all, of the Target Shares subject to the Disposition Notice upon the same terms as those specified therein or upon such other terms (not materially different from those specified in the Disposition Notice) to which Owner consents. Such right shall be exercisable by delivery of written notice ("Exercise Notice") to Owner prior to the expiration of the twenty-five (25)-day exercise period. If such right is exercised with respect to all the Target Shares, then the


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Corporation shall effect the repurchase of such shares, including payment of the purchase price, not more than five (5) business days after delivery of the Exercise Notice. At that time the certificates representing the Target Shares shall be delivered to the Corporation.

            Should the purchase price specified in the Disposition Notice be payable in property other than cash or evidences of indebtedness, the Corporation shall have the right to pay the purchase price in the form of cash equal in amount to the value of such property. If Owner and the Corporation cannot agree on such cash value within ten (10) days after the Corporation's receipt of the Disposition Notice, the valuation shall be made by an appraiser of recognized standing selected by Owner and the Corporation or, if they cannot agree on an appraiser within twenty (20) days after the Corporation's receipt of the Disposition Notice, each shall select an appraiser of recognized standing and the two (2) appraisers shall designate a third appraiser of recognized standing, whose appraisal shall be determinative of such value. The cost of such appraisal shall be shared equally by Owner and the Corporation. The closing shall then be held on the fifth (5th) business day after valuation of the Target Shares to be purchased has been agreed upon or determined by appraisal as set forth herein.

            (d) Non-Exercise of First Refusal Right. In the event the Exercise Notice is not given to Owner prior to the expiration of the twenty-five (25)-day exercise period, Owner shall have a period of thirty
(30) days thereafter in which to sell or otherwise dispose of the Target Shares to the third-party offeror identified in the Disposition Notice upon terms (including the purchase price) no more favorable to such third-party offeror than those specified in the Disposition Notice; provided, however, that any such sale or disposition must not be effected in contravention of federal or state securities laws or the provisions of this Agreement. The third-party offeror shall acquire the Target Shares free and clear of any First Refusal Right of the Corporation, but the acquired shares shall remain subject to the requirements of federal and state securities laws. In the event Owner does not effect such sale or disposition of the Target Shares within the specified thirty (30)-day period, the First Refusal Right shall continue to be applicable to any subsequent disposition of the Target Shares by Owner until such right lapses.

      7. Adjustment in Option Shares. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the total number and/or class of securities subject to this option and (ii) the Exercise Price in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

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      8.    Shareholder Rights.  The holder of this option shall not have any shareholder rights with respect to the Option Shares until such person shall have exercised the option, paid the Exercise Price and become the holder of record of the purchased shares.

      9.    Manner of Exercising Option.

            (a) In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, the Optionee (or any other person or persons exercising the option) must take the following actions:

                  (i) Notify the Corporation in writing at its principal office, presently located at 8335 Allison Pointe Trail, Indianapolis, IN 46250, Attn: Secretary, of the Optionee's intent to exercise the option ("Notice of Exercise"). The Notice of Exercise shall state the election to exercise the option and the number of shares in respect of which it is being exercised and shall be signed by the person or persons so exercising the option.

                  (ii) Pay the aggregate Exercise Price for the purchased shares in one or more of the following forms:

                        (A)     cash or check made payable to the
Corporation; or

                  Should the Common Stock be registered under Section 12(g) of the 1934 Act at the time the option is exercised, then the Exercise Price may also be paid as follows:

                        (B) in shares of Common Stock held by the Optionee (or any other person or persons exercising the option) for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date; or

                        (C) through a special sale and remittance procedure pursuant to which the Optionee (or any other person or persons exercising the option) shall concurrently provide irrevocable written instructions (i) to a Corporation-designated brokerage firm to effect the immediate sale of all or a portion of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for all of the shares being purchased pursuant to this special sale and remittance procedure plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such


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          exercise and sale and (ii) to the Corporation to deliver the certificates for the shares to be sold directly to such brokerage firm in order to complete the sale.

            Payment of the Exercise Price must accompany the Notice of Exercise delivered to the Corporation in connection with the option exercise unless the sale and remittance procedure is used, in which event the applicable written instructions will be provided at the time of exercise.

                  (iii) Furnish to the Corporation all appropriate documentation requested by the Corporation, including, but not limited to,

                        (1) the Stock Purchase Agreement attached to this Agreement as Exhibit A;

                        (2) documentation that the person or persons exercising the option (if other than the Optionee) have the right to exercise this option; and

                        (3)   such written representations as may be
                  requested by the Corporation in order for it to comply with the applicable requirements of Federal and state securities laws.

                  (iv) Make appropriate arrangements with the Corporation for the satisfaction of the required Federal, state and local income and employment tax withholding requirements applicable to the option exercise.

            (b) As soon as practical after the Exercise Date, the Corporation shall issue to or on behalf of the Optionee (or any other person or persons exercising this option) a certificate for the purchased Option Shares, with the appropriate legends affixed thereto, or, if the shares are uncertificated, a written statement as required by law.

            (c) In no event may this option be exercised for any fractional shares.

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

      10.   Compliance with Laws and Regulations.

            (a) The exercise of this option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Corporation and the Optionee with all applicable requirements of law relating thereto, including but not limited to state and federal securities laws and, if the Shares are listed on a stock exchange, with all applicable regulations of any stock exchange (or the Nasdaq National Market if applicable) on which the Common Stock may be listed for trading at the time of such exercise and issuance.

            (b) The inability of the Corporation to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Corporation of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. The Corporation, however, shall use its best efforts to obtain all such approvals.

      11. Successors and Assigns. Except to the extent otherwise provided in paragraph 3, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and the Optionee, the Optionee's permitted assigns and the legal representatives, heirs and legatees of the Optionee's estate.

      12. Notices. Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices. Any notice required to be given or delivered to the Optionee shall be in writing and addressed to the Optionee at the address indicated under the Optionee's signature line. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

      13. Construction. This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this option. To the extent the provisions of this Agreement conflict with the provisions of the Plan, the Plan provisions shall apply.

      14. Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Indiana without resort to that State's conflict-of-laws rules.



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      15.   Shareholder Approval.

            If the Option Shares covered by this Agreement exceed, as of the Grant Date, the number of shares of Common Stock which may without shareholder approval be issued under the Plan, then this option shall be void with respect to such excess shares, unless shareholder approval of an amendment sufficiently increasing the number of shares of Common Stock issuable under the Plan is obtained in accordance with the provisions of the Plan.

      16. Additional Terms Applicable to an Incentive Option. In the event this option is designated an Incentive Option in the Grant Notice, the following terms and conditions shall also apply to the grant:

            (a) For purposes of this paragraph 16, parent corporation and subsidiary corporation are defined pursuant to Code Section 424(e) and 424(f) as follows:

                  (i) "parent": any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation shall be considered to be a parent of the Corporation, provided each such corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, securities possessing fifty percent (50%) or more of the total combined voting power of all classes of securities in one of the other corporations in such chain.

                  (ii) "subsidiary": each corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation shall be considered to be a subsidiary of the Corporation, provided each such corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, securities possessing fifty percent (50%) or more of the total combined voting power of all classes of securities in one of the other corporations in such chain.

            (b) Incentive Options shall only be granted to Employees of the Corporation or a parent or subsidiary of the Corporation.

            (c) This option shall cease to qualify for favorable tax treatment as an Incentive Option if (and to the extent) this option is exercised for one or more Option Shares: (i) more than three (3) months after the date the Optionee ceases to be an Employee of the Corporation or a parent or subsidiary for any reason other than death or Disability or (ii) more than twelve (12) months after the date the Optionee ceases to be an Employee of the Corporation or a parent or subsidiary by reason of Disability.



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            (d)   No installment under this option shall qualify for
favorable tax treatment as an Incentive Option if (and to the extent) the aggregate Fair Market Value (determined at the Grant Date) of the Common Stock for which such installment first becomes exercisable hereunder would, when added to the aggregate value (determined as of the respective date or dates of grant) of any earlier installments of Common Stock and/or other securities for which this option or any other Incentive Options granted to the Optionee prior to the Grant Date (whether under the Plan or any other option plan of the Corporation or any parent or subsidiary) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars ($100,000) in the aggregate. Should such One Hundred Thousand Dollar ($100,000) limitation be exceeded in any calendar year, this option shall nevertheless be exercisable for the excess shares in the same or a later calendar year as a Non-Statutory Option.

            (e) Should the Optionee hold, in addition to this option, one or more other options to purchase Common Stock which become exercisable for the first time in the same calendar year as this option, then the foregoing limitations on the exercisability of such options as Incentive Options shall be applied in the order in which such options were granted.

            (f) If the Optionee sells or otherwise disposes of any of the Option Shares acquired pursuant to the Incentive Option on or before the later of (i) the date two years after the Date of Grant, or (ii) the date one year after the date of exercise, the Optionee shall immediately notify the Corporation in writing of such disposition. The Optionee agrees that the Optionee may be subject to income tax withholding by the Corporation on the compensation income recognized by the Optionee.

      17. NO GUARANTEE OF CONTINUED SERVICE. THE OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF OPTION SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE CORPORATION (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). THE OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH THE OPTIONEE'S RIGHT OR THE CORPORATION'S RIGHT TO TERMINATE THE OPTIONEE'S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

      The Optionee acknowledges prior receipt of a copy of the Plan and hereby accepts this option subject to all of the terms and provisions thereof. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Plan Administrator upon any questions arising under the Plan or this Agreement. The Optionee further agrees to notify the Corporation upon any change in the residence address indicated below.


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

      In witness whereof, the Corporation has caused this Agreement to be duly executed by its officer, thereunto duly authorized, and the Optionee has executed this Agreement as of the day and year first written above.

      "CORPORATION"

      VIRTUAL FINANCIAL SERVICES, INC.



      By: _________________________

      Printed Name: ________________

      Its: _________________________


      "OPTIONEE"



       ____________________________
               (Signature)

       ____________________________
             (Printed Name)

       ____________________________

       ___________________________

       ____________________________
               (Address)

                                   APPENDIX


       The following definitions shall be in effect under the Agreement:

A.    Agreement shall mean this Stock Option Agreement.

B.    Board shall mean the Corporation's Board of Directors.

C.    Change in Control shall mean:

            (1) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (a) the then outstanding shares of Common Stock of the Corporation (the "Outstanding Corporation Common Stock") or (b) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Corporation Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change in Control: (w) any acquisition directly from the Corporation (excluding an acquisition by virtue of the exercise of a conversion privilege), (x) any acquisition by the Corporation, (y) any acquisition by an employee benefit plan (or related trust) sponsored or maintained either by the Corporation or any corporation controlled by the Corporation ("Affiliate"), or (z) any acquisition by a corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (a), (b) and (c) of subparagraph (3) of this paragraph B are satisfied; or

            (2) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange
      Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                                    Page A-1

            (3) Approval by the shareholders of the Corporation of a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, (a) more than 55% of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, (b) no Person (excluding the Corporation, any employee benefit plan (or related trust) sponsored or maintained by the Corporation, by an Affiliate or by such corporation resulting from such reorganization, merger or consolidation and any Person beneficially owning immediately prior to such reorganization, merger or consolidation, directly or indirectly, 30% or more of the Outstanding Corporation Common Stock or Outstanding Voting Securities, as the case may be) beneficially owns, directly or indirectly, 30% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (c) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

            (4) Approval by the shareholders of the Corporation of (a) a complete liquidation or dissolution of the Corporation or (b) the sale or other disposition of all or substantially all of the assets of the Corporation, other than to a corporation, with respect to which following such sale or other disposition, (i) more than 55% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership immediately prior to such sale or other disposition, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, (ii) no Person (excluding the


                                    Page A-2

      Corporation and any employee benefit plan (or related trust) sponsored or maintained by the Corporation, by an Affiliate or by the corporation purchasing the assets and any Person beneficially owning, immediately prior to such sale or other disposition directly or indirectly, 30% or more of the Outstanding Corporation Common Stock or Outstanding Corporation Voting Securities, as the case may be) beneficially owns, directly or indirectly, 30% or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Corporation.


C.    Code shall mean the Internal Revenue Code of 1986, as amended.

D. Committee shall be a committee of two (2) or more Board members appointed by the Board to administer the Plan. If no committee is appointed, the Board will serve as the Committee. The composition of the Committee is intended to satisfy Code section 162(m) and Rule 16b-3 promulgated under the 1934 Act, if applicable.

E.    Common Stock shall mean the Corporation's common stock.

F. Corporation shall mean Virtual Financial Services, Inc., an Indiana corporation.

G. Disability means the inability of an individual to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which is expected to result in death or has lasted or can be expected to last for a continuous period of not less than twelve (12) months. The Plan Administrator has the discretion to determine whether an individual is disabled and that determination will be binding and conclusive.

H. Domestic Relations Order shall mean any judgment, decree or order (including approval of a property settlement agreement) which provides or otherwise conveys, pursuant to applicable State domestic relations laws (including community property laws), marital property rights to any spouse or former spouse of the Optionee.

I. Employee shall mean an individual who performs services while in the employ of the Corporation or one or more Parent or Subsidiary corporations, subject to the control and direction of the employer entity not only as to the work to be performed but also as to the manner and method of performance. An Employee will not cease to be an Employee in the case of any Corporation-approved leave of absence.

                                    Page A-3

J. Exercise Date shall mean the date on which the option shall have been exercised in accordance with paragraph 9 of the Agreement.

K. Exercise Price shall mean the exercise price per share as specified in the Grant Notice.

L. Expiration Date shall mean the date on which the option expires as specified in the Grant Notice.

M. Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

            (1) If the Common Stock is not at the time listed or admitted to trading on any national securities exchange but is traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market. If there is not reported closing selling price for the Common Stock on the date in question, then the closing selling price on the last preceding date for which such quotation exists shall be determinative of Fair Market Value.

            (2) If the Common Stock is at the time listed or admitted to trading on any national securities exchange, then the Fair Market Value shall be the closing selling price per share on the date in question on the exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is not reported sale of Common Stock on such exchange on the date in question, then the Fair Market Value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

            (3) If the Common Stock is on the date in question neither listed nor admitted to trading on any national securities exchange nor traded on the Nasdaq National Market, then the Fair Market Value of the Common Stock on such date shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate.

N. Grant Date shall mean the date of grant of the option as specified in the Grant Notice.

O. Grant Notice shall mean the first page of this Agreement containing the basic terms of the option evidenced hereby.

P. Incentive Option shall mean an option which satisfies the requirements of Code Section 422.

                                    Page A-4

Q.    1934 Act shall mean the Securities Exchange Act of 1934, as amended.

R. Non-Statutory Option shall mean an option that does not satisfy the requirements of Code Section 422.

S. Option Shares shall mean the number of shares of Common Stock subject to the option.

T. Optionee shall mean the person to whom the option is granted as specified in the Grant Notice.

U. Parent shall mean any corporation or other legal entity (other than the Corporation) in an unbroken chain of corporations or other legal entities ending with the Corporation, provided each such corporation or other legal entity in the unbroken chain (other than the Corporation) owns, at the time of the determination, securities possessing fifty percent (50%) or more of the total combined voting power of all classes of securities in one of the other corporations or other legal entities in such chain.

U.    Plan shall mean the Corporation's 2000 Stock Option and Incentive Plan.

V. Plan Administrator either the Board or, to the extent the Committee is at the time responsible for the administration of the Plan in accordance with
Section 1.4 of the Plan, the Committee.

W. Section 12(g) Registration Date means any date on which the initial registration of the Common Stock under Section 12(g) of the 1934 Act becomes effective.

X. Subsidiary means each corporation or other legal entity (other than the Corporation) in an unbroken chain of corporations or other legal entities beginning with the Corporation, provided each such corporation or other legal entity (other than the last corporation or other legal entity) in the unbroken chain owns, at the time of the determination, securities possessing fifty percent (50%) or more of the total combined voting power of all classes of securities in one of the other corporations or other legal entities in such chain.

X. Qualified Domestic Relations Order shall mean a Domestic Relations Order which substantially complies with the requirements of Code Section 414(p). The Plan Administrator shall have the sole discretion to determine whether a Domestic Relations Order is a Qualified Domestic Relations Order.

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

Y. Service shall mean the performance of services for the Corporation (or any Parent or Subsidiary) on a continuous basis as an Employee or on a periodic but consistent basis for the Corporation (or any Parent or Subsidiary) in the capacity of a non-employee member of the Board or an independent consultant or advisor.